EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to incorporation by reference in this Registration Statement of Radian Group Inc. on Form S-8 of our reports dated February 28, 2003, appearing in and incorporated by reference in the Annual Report on Form 10-K of Radian Group Inc. for the year ended December 31, 2002 and our report dated June 19, 2003, appearing in the Annual Report on Form 11-K of the Radian Group Inc. Savings Incentive Plan for the year ended December 31, 2002, respectively.

/s/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP

Philadelphia, PA

March 3, 2004